                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Voting Agreement") is entered into as of January 4, 2002, by and among TIBCO Software Inc., a Delaware corporation ("TIBCO"), and the stockholders of Talarian Corporation, a Delaware corporation ("Talarian"), identified on the signature page hereto (each a "Stockholder" and, collectively, the "Stockholders").

                                    RECITALS
                                    --------

     A. TIBCO, Panther Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TIBCO ("Merger Sub"), and Talarian have contemporaneously with the execution of this Voting Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") which provides, among other things, that Merger Sub shall be merged (the "Merger") with Talarian pursuant to the terms and conditions thereof.

     B. As an essential condition and inducement to TIBCO to enter into the Merger Agreement and in consideration therefor, the Stockholders have agreed to enter into this Voting Agreement.

     C. As of the date hereof, each Stockholder owns of record and beneficially the shares of common stock, par value $0.001 per share, of Talarian ("Talarian Common Stock") set forth on the signature page hereto and desires to enter into this Voting Agreement with respect to such shares of Talarian Common Stock.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE I

     1.   Voting of Shares.
          ----------------

          1.1  Voting Agreement. Each Stockholder hereby agrees to (a) appear,
               ----------------
or cause the holder of record on any applicable record date (the "Record Holder") to appear, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of Talarian and at any postponement or adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby, or any Acquisition Proposal or Frustrating Transaction (as defined below), are considered and (b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of Talarian Common Stock owned by such Stockholder, or with respect to which such Stockholder has or shares voting power or control, and all of the shares of Talarian Common Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by such Stockholder (collectively, the "Shares") (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) against any Acquisition Proposal or any amendment of Talarian's Second Amended and Restated Certificate of Incorporation or Bylaws or other proposal, action or transaction involving Talarian or any of its subsidiaries or stockholders which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Voting Agreement, or change in any manner the voting rights of the Talarian Common Stock (collectively, the "Frustrating Transactions"). In the event written consents are solicited or otherwise sought from stockholders of Talarian with respect to approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, each Stockholder shall (unless otherwise directed by TIBCO) execute, or cause the Record Holder to execute, with respect to all Shares a written consent or written consents to such proposed action. In the event written consents are solicited or otherwise sought from stockholders of Talarian with respect to approval or adoption of any Acquisition Proposal or Frustrating Transaction, no Stockholder shall (unless otherwise directed by TIBCO) execute, or cause the Record Holder to execute, with respect to any Shares any written consent or written consents to such proposed action. No agreement to vote or provide a written consent is hereby made with respect to any action not enumerated above.

          1.2 Grant of Proxy. In furtherance of the foregoing, each Stockholder,
              --------------
by this Agreement, with respect to all Shares now owned of record or that may hereafter be acquired by such Stockholder at anytime prior to the Effective Time, does hereby constitute and appoint TIBCO and Merger Sub, or any nominee of TIBCO and Merger Sub, with full power of substitution, from the date hereof to the earlier to occur of the termination of this Voting Agreement or the Effective Time, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of Talarian call a special meeting of stockholders of Talarian for the purpose of considering any action related to the Merger Agreement and to vote each of such Shares as its Proxy at every annual, special or adjourned meeting of stockholders of Talarian, including the right to sign its name (as stockholder) to any consent relating to Talarian that the law of the State of Delaware may permit or require, in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and against any Acquisition Proposal or Frustrating Transaction. This Proxy and power of attorney is irrevocable to the fullest extent permitted by the law of the State of Delaware and is coupled with an interest. No proxy is hereby given with respect to any matters other than those enumerated above.

          1.3 Further Assurances. Each Stockholder shall use his, her or its
              ------------------
best efforts to perform such further acts and execute such further documents and instruments as may reasonably be required to vest in TIBCO and Merger Sub the power to carry out and give effect to the provisions of this Voting Agreement.

          1.4 No Ownership Interest. Nothing contained in this Voting Agreement
              ---------------------
shall be deemed to vest in TIBCO any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Stockholders, and TIBCO shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Talarian or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or the performance of any Stockholder's duties or responsibilities as a stockholder of Talarian.

     1.5  No Inconsistent Agreements. Each Stockholder hereby covenants and
          --------------------------
agrees that, except as contemplated by this Voting Agreement and the Merger Agreement, such Stockholder (a) has not entered, and shall not enter at any time while this Voting Agreement remains in effect, into any voting agreement relating to the subject matter hereof and (b) has not granted, and shall not grant at any time while this Voting Agreement remains in effect, a proxy or power of attorney, in either case which is inconsistent with this Voting Agreement.

     1.6  Waiver of Appraisal Rights. Each Stockholder hereby waives any rights
          --------------------------
of appraisal, or rights to dissent from the Merger, that each such Stockholder may have.

     1.7  Investors Rights Agreement. If Stockholder is party to the Amended and
          --------------------------
Restated Investors Rights Agreement dated as of February 3, 2000, as amended March 10, 2000 (the "Investors Rights Agreement"), Stockholder hereby approves of, and consents to, the termination of such agreement, conditioned upon, and effective concurrently with, the Effective Time of the Merger. This approval and consent shall be of no force and effect in the event that the Merger does not close or this Agreement is terminated in accordance with its terms.

                                   ARTICLE II

     2.   Restrictions on Transfer.
          ------------------------

          (a) Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, sell, assign, pledge, hypothecate, transfer, exchange, or dispose ("Transfer") of any Shares or options to purchase Talarian Common Stock ("Options") or any other securities or rights convertible into or exchangeable for shares of Talarian Common Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of TIBCO; provided that nothing contained herein will be deemed to restrict (i) the exercise of Options, (ii) the entry by Stockholder into "hedging" or similar economic transactions with respect to the Shares so long as such "hedging" or similar economic transactions do not restrict or otherwise inhibit Stockholder's ability to vote the Shares in accordance with the requirements of this Voting Agreement, or (iii) the Transfer of any Shares to any person who agrees in writing to be bound by the terms and conditions of this Voting Agreement.

          (b) Each Stockholder hereby agrees and consents to the entry of stop transfer instructions by Talarian against the transfer of any Shares consistent with the terms of Section 2.1(a) hereof.

                                   ARTICLE III

     3.   Representations and Warranties of Stockholder. Each Stockholder hereby
          ---------------------------------------------
represents and warrants to TIBCO as follows:

          3.1 Authority Relative to This Agreement. Stockholder is competent to
              ------------------------------------
execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by TIBCO, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as the same may be limited by bankruptcy and similar laws affecting the rights of creditors generally and the application of principles of equity and equitable remedies.

          3.2 No Conflict. The execution and delivery of this Voting Agreement
              -----------
by Stockholder does not, and the performance of this Voting Agreement by Stockholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or Options pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or Options are bound or affected.

          3.3 Title to the Shares. The Shares and Options held by Stockholder
              -------------------
are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Stockholder's voting rights, charges and other encumbrances of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of the parties to this Voting Agreement (other than rights of Talarian to repurchase Shares under certain circumstances), and Stockholder has not appointed or granted any proxy, which appointment or grant remains effective, with respect to the Shares (other than under this Voting Agreement).

          3.4 Scope of Representations. TIBCO acknowledges that the
              ------------------------
representations made in this Article III are made by each Stockholder only as to himself or itself, as the case may be.

                                   ARTICLE IV

     4.   Miscellaneous.
          -------------

          4.1 No Solicitation. From the date hereof until the Effective Time or,
              ---------------
if earlier, the termination of the Merger Agreement, and subject in all respects to Section 4.14 below and Sections 5.2 and 5.4 of the Merger Agreement (as to a Stockholder's actions as an officer or director of Talarian), no Stockholder shall (whether directly or indirectly through advisors, agents or other intermediaries) (a) solicit, initiate or encourage any Acquisition

Proposal or Frustrating Transaction or (b) engage in discussions or negotiations with, or disclose any non-public information relating to Talarian or its subsidiaries to any person that has made an Acquisition Proposal or proposed a Frustrating Transaction or has advised Stockholder, or to its knowledge, Talarian or any other stockholder of Talarian, that such person is interested in making an Acquisition Proposal or proposing a Frustrating Transaction.

          4.2 Termination. This Agreement shall terminate upon the earliest to
              -----------
occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination
                                              --------
shall relieve any party from liability for any breach of this Voting Agreement prior to such termination.

          4.3 Enforcement of Agreement. The parties hereto agree that
              ------------------------
irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

          4.4 Successors and Affiliates. This Voting Agreement shall inure to
              -------------------------
the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for shares of Talarian Common Stock, by operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Stockholder or otherwise.

          4.5 Entire Agreement. This Voting Agreement constitutes the entire
              ----------------
agreement among TIBCO and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among TIBCO and the Stockholders with respect to the subject matter hereof.

          4.6 Captions and Counterparts. The captions in this Voting Agreement
              -------------------------
are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Voting Agreement. This Voting Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

          4.7 Amendment. This Voting Agreement may not be amended except by an
              ---------
instrument in writing signed by the parties hereto.

          4.8 Waivers. Except as provided in this Voting Agreement, no action
              -------
taken pursuant to this Voting Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

          4.9  Severability. If any term or other provision of this Voting
               ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Voting Agreement remain as originally contemplated to the fullest extent possible.

          4.10 Notices. All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

          If to a Stockholder: At the address set forth opposite such
                               Stockholder's name on the signature page hereto

                               with a copy to:
                               Fenwick & West LLP
                               Two Palo Alto Square
                               Palo Alto, California 94306
                               Attention:  Barry J. Kramer
                                           Douglas N. Cogen
                               Telephone No.: (650) 494-0600
                               Facsimile No.: (650) 494-1417

          If to TIBCO
          or Merger Sub:  TIBCO Software Inc.
                          3165 Porter Avenue
                          Palo Alto, California 94304
                          Attention: Chief Financial Officer
                          Telephone No.: (650) 846-1000
                          Facsimile No.: (650) 846-1250

                          with a copy to:
                          Venture Law Group
                          2775 Sand Hill Road
                          Menlo Park, California 94025
                          Attention:  Donald M. Keller, Jr.
                                      Steven J. Tonsfeldt
                          Telephone No.: (650) 854-4488
                          Facsimile No.: (650) 233-8386

          4.11 Governing Law. This Voting Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          4.12 Interpretation. The parties have participated jointly in the
               --------------
negotiation of this Voting Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Voting Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Voting Agreement.

          4.13 Definitions. Capitalized terms used and not defined herein shall
               -----------
have the meaning set forth in the Merger Agreement.

          4.14 Officers and Directors. No person who is or becomes (during the
               ----------------------
term hereof) a director or officer of Talarian makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to any Stockholder by virtue of, any actions taken by such Stockholder in his or her capacity as an officer or director of Talarian in exercising his or her rights or obligations under the Merger Agreement or applicable law.

                           [Signature page to follow]

         IN WITNESS WHEREOF, each of the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.



                                            TIBCO SOFTWARE INC.

                                            By:
                                                 -------------------------------

                                            Name:
                                                  ------------------------------

                                            Title:
                                                    ----------------------------

                                                    ----------------------------



                                            STOCKHOLDER




                                            By:
                                                 -------------------------------

                                            Name:
                                                   -----------------------------

                                            Title:
                                                    ----------------------------

                                            Address:



Number of Shares of Talarian

Common Stock owned:
                    -----------------------

Number of Shares of Talarian
Common Stock as to which options
issued to Stockholder are
exercisable: ______________________________


                            ****VOTING AGREEMENT****